Exhibit 10.1

CONFIDENTIAL

SETTLEMENT AND PATENT LICENSE AGREEMENT

This Settlement and Patent License Agreement (this “Agreement”) is made and entered into as of July 13, 2016 (the “Effective Date”) by and between, on the one hand, NuVasive, Inc., a Delaware corporation with its principal place of business in San Diego, California, (“NuVasive”), and, on the other hand, Medtronic plc, corporation organized under the laws of Ireland with its principal executive office at 20 Lower Hatch Street, Dublin 2, Ireland together with its wholly owned subsidiaries Medtronic, Inc., a Delaware corporation with a place of business in Minneapolis, Minnesota, Medtronic Sofamor Danek USA, Inc., a Tennessee corporation with its principal place of business in Memphis, Tennessee, Warsaw Orthopedic, Inc., an Indiana corporation with its principal place of business in Warsaw, Indiana, Medtronic Puerto Rico Operations Co., a Cayman Islands corporation with its principal place of business in Humacao, Puerto Rico, and Medtronic Sofamor Danek Deggendorf, GmbH a German corporation with its principal place of business in Deggendorf, Germany (collectively, “Medtronic”) (NuVasive and Medtronic are individually referred to herein as a “Party,” and collectively as the “Parties”).

RECITALS

The Parties are involved in certain litigation set forth in Section A-1 of Exhibit A to this Agreement (collectively, the “Litigation”) and certain Inter Partes Review, Inter Partes Reexam or Ex Parte Reexam proceedings or related challenges in the USPTO and related appeals set forth in Section A-2 of Exhibit A to this Agreement (collectively, the “PTO Proceedings”).

In order to avoid the cost and uncertainty of further litigation, and without any admission of fault or liability, the Parties desire to fully and finally resolve and settle the Litigation and the PTO Proceedings through the grant of certain releases, licenses, standstills and other valuable and adequate consideration as set forth below.

The Parties have entered into a Binding Settlement and Patent License Term Sheet (“Term Sheet”) executed as of June 28, 2016 (“Term Sheet Date”) which is being superseded by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

ARTICLE I – DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1“Acquired Affiliate” means a Third Party acquired by a Party or its Affiliate after the Effective Date such that it becomes an Affiliate of such Party.

1.2“Acquisition Date” means the date that an Acquired Affiliate becomes an Affiliate of a Party.

1.3“ADR Process Agreement” means the ADR Process Agreement being entered into by the Parties concurrently with this Agreement.

1.4“Affiliate” means, as to a particular Entity (“Subject Entity”), any current or future Entity at any time Controlling, Controlled by or under common Control with the Subject Entity, but only so long as such Control exists and subject to Articles IX and X below.

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1.5“Assert” (or “Assertion”) means to initiate or pursue any Claim, suit, litigation or other proceeding before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal, anywhere in the world, that has or claims to have authority to adjudicate such action.

1.6“Change of Control” means a transaction or series of related transactions in which the direct and indirect beneficial owners of the outstanding voting shares or securities of the respective Party immediately prior to the respective transaction or series of related transactions do not, immediately after the respective transaction or series of related transactions, directly or indirectly beneficially own more than fifty percent (50%) of the voting power of such Party or its Successor (or direct or indirect parent of such Party or its Successor) with respect to the election of directors or similar managing authority.

1.7 “Claims” means any and all claims, losses, damages, liabilities, demands and rights of action of any nature, known and unknown.

1.8“Control” means: (i) the direct or indirect ownership or control of more than fifty percent (50%) of the outstanding stock or other equity interests entitled to vote for the election of directors or similar managing authority of an Entity; or (ii) the direct or indirect ownership or control of more than fifty percent (50%) of the ownership interest that represents the right to make decisions for an Entity; or (iii) other right, authority or power to direct the management, operations or policies of an Entity.

1.9“Confidential Dispute Resolution Process” has the meaning set forth in Section 7.4.

1.10"Copied Products” means products of a Party or its Affiliate that are copied from a unique, pre-existing product of the other Party or its Affiliate, where the product (i) is first commercially marketed following the Effective Date of this Agreement, (ii) is materially indistinguishable from the pre-existing product of the other Party or its Affiliate,  and (iii) was first introduced by such Party or its Affiliate after such pre-existing product was commercially marketed by the other Party or its Affiliate. For clarity, each Party will continue its own development and nothing herein is intended to permit a Party to replicate such products of the other Party or create what a reasonably knowledgeable person would consider to be a knock-off of the other Party’s products and release them as its own products.

1.11“Customer” means distributors, customers and end-users of a respective product of a Party or its Affiliate in their capacity as such.

1.12“DLIF” means direct lateral interbody fusion.

1.13“Divested Affiliate” means an Entity that ceases to be an Affiliate of NuVasive or Medtronic plc, as applicable, during the Term.

1.14“Divestiture Date” means the date that an Entity ceases to be an Affiliate of NuVasive or Medtronic plc, as applicable, during the Term.

1.15“Excluded NuVasive    ***     Patents” means (i) the Patents listed in Exhibit C; (ii) parents, divisionals, continuations, continuations-in-part and foreign counterparts of the Patents listed in Exhibit C; and (iii) any other patents claiming priority to or sharing common priority with any of the foregoing Patents.

1.16“Existing Products” means a product and all associated instruments made available with such product that has been commercially released by a Party or its Affiliate prior to the Term Sheet Date,

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where “commercially released” means that an arm’s length sale of commercial, non-evaluation production units of such product has resulted in Net Sales.

1.17“Field” means spinal implants, instruments associated with spinal implants, biologics, and electroneurophysiologic monitoring products and methods of use, alone or in combination with one another for spine surgery. All other products and methods (including***                                 ***    , whether taken alone or in combination with products or methods that would otherwise be in the Field) are outside the Field.  For avoidance of doubt, all Existing Products of either Party in spine (including, without limitation,                                                        ******              ) will be deemed to be within the Field.  Notwithstanding the foregoing, products and methods of use of Medtronic and its Affiliates outside of          ***                       are specifically excluded from the Field.  ***

1.18“Grantee” means each Party and each of its Affiliates in its capacity as a grantee of a license or Standstill under this Agreement.

1.19“Grantor” means each Party and each of its Affiliates in its capacity as grantor of a license or Standstill under this Agreement.

1.20“Licensed Patents” means (i) the Patents-in-Suit; and (ii) with respect to Licensed Existing Products, any other Patents owned, controlled or licensable by a Party or any of its Affiliates at any time during the Term that would be infringed by the Existing Products of the other Party or its Affiliates or use thereof in the absence of a license; in each case, subject to the carve outs in Article VI below.

1.21“Licensed Existing Products” means, with respect to a Party as Grantee, Existing Products of such Party and its Affiliate and extensions thereof that are not more than colorably different from those Existing Products in the Field subject to the carve outs in Article VI below.

1.22“Licensed Products” means any product of a Party or its Affiliate in the Field (including Existing Products), subject to the carve outs in Article VI below.

1.23“Net Sales” means revenue recognized by a Party or its Affiliate for the sale of a respective product of such Party or its Affiliate.

1.24*** means    ***.

1.25“Patents” means any and all classes and types of patents, utility models, design patents, invention registrations, and equivalent rights (including originals, reexaminations, reissue and extensions), and applications for any of the foregoing in all countries of the world.

1.26“Patents-in-Suit” means (i) all patents asserted in the Litigation, which include but are not limited to those listed in Exhibit B, which to the Parties’ current knowledge incorporates the patents asserted in the Litigation; (ii) parents, divisionals, continuations, continuations-in-part and foreign counterparts of those patents; and (iii) any other patents claiming priority to or sharing common priority with any of the foregoing patents.

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1.27 “Entity” means a trust, corporation, partnership, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.28“Settlement Payment” has the meaning set forth in Section 2.1.

1.29“Standstills” means the covenants (i) by both Parties in the Field under Section 7.1; and (ii) by Medtronic outside the Field under Section 7.2.

1.30“Standstill Period” means the Standstill Period in the Field and Standstill Period Outside the Field, as applicable.

1.31“Standstill Period in the Field” means a period of seven (7) years after the Effective Date.

1.32“Standstill Period Outside the Field” means a period of five (5) years after the Effective Date.

1.33“Successor” means the surviving or resulting entity in a Change of Control of a respective Party.

1.34“Supplier” means  suppliers and manufacturers of a respective product of a Party or its Affiliate in their capacity as such.

1.35“Transferred Patents” means any Patents that are assigned or otherwise transferred by a Party or any of its Affiliates and any divisionals, continuations, continuations-in-part and foreign counterparts of those Patents.  Transferred Patents include any Patents owned or controlled by any Divested Affiliate at the time it ceases to be an Affiliate of NuVasive or Medtronic plc, as applicable, and any divisionals, continuations, continuations-in-part and foreign counterparts of those Patents.

1.36“Term” will have the meaning set forth in Section 3.1.

1.37“Term Sheet Date” shall mean June 28, 2016.

1.38“Third Party” means any Entity that is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

1.39“Third Party OEM Products” means products of a Third Party that are marketed and sold by a Party or its Affiliate on behalf of the Third Party under the Third Party’s brand names and regulatory approvals (and not under brand names or regulatory approvals owned by or exclusively licensed to the Party or its Affiliate).  In certain countries outside the United States, Medtronic has represented that equivalent marketing and sale of Third Party OEM Products on behalf of a Third Party is conducted without using both the brand names and regulatory approvals of the Third Party.  For these countries, “Third Party OEM Products” will also include products of a Third Party that are marketed and sold by a Party or its Affiliate on behalf of the Third Party in such countries outside the United States under the Third Party’s brand names or regulatory approvals (and not under brand names or regulatory approvals owned by or exclusively licensed to the Party or its Affiliate).

1.40*** means ***.

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ARTICLE II - PAYMENT

2.1Payment.  NuVasive will pay to Medtronic Inc. the total amount of forty-five million U.S. dollars (US$45,000,000) (the “Settlement Payment”), which will be the sole remuneration to Medtronic.                                         ***                                                                         Upon payment of the Settlement Payment, all rights and licenses will be fully paid-up, irrevocable and non-terminable.

(a)***

2.2Taxes.  Medtronic shall be solely responsible for the payment of any taxes associated with the Settlement Payment. If NuVasive is required by applicable law or regulations to withhold any portion of the Settlement Payment, or to remit any taxes in respect of the Settlement Payment, then NuVasive will deduct the amount required to be withheld or remitted and pay such amount to the applicable tax authorities.  The payment of the remaining amount of the Settlement Payment as reduced by such deductions or withholdings will constitute full payment and settlement of the Settlement Payment hereunder.

ARTICLE III - TERM

3.1Term.  The term will commence upon the Effective Date and continue until the later of (i) expiration of the Standstill Periods, or (ii) the last to expire of the Licensed Patents (“Term”).  All releases, licenses, Standstills and other rights will survive with respect to any actions taken and any products manufactured or sold prior to expiration of the Term.  In addition, Articles VIII, IX, X, XI, XII and XIII shall survive.

ARTICLE IV – DISMISSALS AND RELEASES

4.1Dismissals.  The Parties have jointly notified the relevant courts of the agreement reached in the Term Sheet to settle the Litigation. Within three (3) court days after Medtronic’s receipt of the second installment of the Settlement Payment, the Parties will file joint motions to dismiss with prejudice the Litigation and promptly take all necessary actions to withdraw as the challenging party and refrain from participating in any pending Inter Partes Review, Inter Partes Reexam or Ex Parte Reexam proceedings or related challenges in the USPTO against the other Party’s patents, including the PTO Proceedings and any appeals thereof.  However, either NuVasive or Medtronic, as patent owner, may continue to defend its patents in such proceedings and appeals.

4.2Releases.  Subject to payment of the Settlement Payment, each Party and its Affiliates (“Releasing Party”) hereby irrevocably releases, acquits and discharges the other Party and its Affiliates

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and its and their officers, directors, employees and agents (“Released Party”) from and against any and all Claims that the Releasing Party ever had, now has or hereafter may acquire against the Released Party (i) for any Patent infringement in the Field prior to the Effective Date or with respect to any of its Existing Products in the Field sold prior to the Effective Date; and (ii) for the Litigation and PTO Proceedings conducted prior to the Effective Date.  The releases also extend to Suppliers and Customers with respect to the Released Party’s products that were sold in the Field prior to the Effective Date and the use thereof.

4.3Waiver.  Each Party and its Affiliates expressly, knowingly and intentionally waive for themselves and their legal successors and assigns, the benefits and rights of Section 1542 of the California Civil Code, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Party and its Affiliates acknowledge that they have received independent legal advice from their attorneys with respect to waiving the provisions of California Civil Code § 1542 and acknowledge that this waiver is a material inducement to and consideration for the other Party’s execution of the Agreement.  Each Party and its Affiliates likewise waive the benefits of any statute, rule, doctrine or common law principle of any jurisdiction of similar effect to Section 1542 of the California Civil Code.

ARTICLE V – LICENSES

5.1License for Existing Products.  Subject to payment of the Settlement Payment, each Grantor hereby grants to each Grantee an irrevocable, worldwide, nonexclusive, paid-up, royalty-free license under the Licensed Patents to make, have made, use, sell, offer for sale, import and otherwise dispose of Licensed Existing Products in the Field.  Grantee may grant sublicenses under the license set forth in this Section 5.1 to (i) Customers of Licensed Existing Products as necessary to use, resell, offer for resale or import Licensed Existing Products purchased from Grantee in the Field, and (ii) Suppliers to make, have made or import Licensed Existing Products for sale to Grantee in the Field.

5.2License for Patents-in-Suit.  Subject to payment of the Settlement Payment, each Grantor hereby grants to each Grantee an irrevocable, worldwide, nonexclusive, paid-up, royalty-free license under the Patents-in-Suit to make, have made, use, sell, offer for sale, import and otherwise dispose of Licensed Products in the Field.  Grantee may grant sublicenses under the license set forth in this Section 5.2 to (i) Customers of Licensed Products as necessary to use, resell, offer for resale or import Licensed Products purchased from Grantee in the Field, and (ii) Suppliers to make, have made or import Licensed Products for sale to Grantee in the Field.

5.3Exclusions.  The licenses in this Article V are subject to the applicable exclusions set forth in Article VI below for Excluded NuVasive  ***  Patents, Copied Products and Third Party OEM Products.

ARTICLE VI– CARVE OUTS

6.1NuVasive   ***  Patent Carve Out.  The Excluded NuVasive   ***   Patents shall be excluded from this Agreement for ***                        ***            , except with respect to (i) Existing Products of Medtronic (including, for example,

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***) and (ii) new products of Medtronic that are for *** ***

6.2Other Product Carve Outs.

(a)Copied Products.  The licenses in Sections 5.1 and 5.2 will not apply to Copied Products (but Copied Products will be subject to the Standstills and Confidential Dispute Resolution Process in Article VII below).

(b)Third Party OEM Products.  The licenses, Standstills and Confidential Dispute Resolution Process will not apply to Third Party OEM Products.

ARTICLE VII – STANDSTILLS

7.1Inside the Field. Except pursuant to the Confidential Dispute Resolution Process as expressly set forth in the ADR Process Agreement, during the Standstill Period in the Field each Grantor hereby covenants not to (and not to cause, consent to or materially assist any Third Party to) Assert any Claim against Grantee for Patent infringement in the Field, except as set forth in the carve outs in Sections 6.1 and 6.2(b) above for the Excluded NuVasive    ***   Patents and Third Party OEM Products. The Standstill granted by each Grantor in the Field will also extend to Suppliers and Customers with respect to products of the Grantee in the Field and the use thereof.

7.2Outside the Field: Except pursuant to the Confidential Dispute Resolution Process as expressly set forth in the ADR Process Agreement, during the Standstill Period Outside the Field Medtronic and its Affiliates hereby covenant not to (and not to cause, consent to or materially assist any Third Party to) Assert any Claim against NuVasive or any of its Affiliates for Patent infringement outside the Field.  The Standstill granted by Medtronic and its Affiliates outside the Field will also extend to Suppliers and Customers with respect to products of NuVasive and its Affiliates outside the Field and the use thereof.

7.3Covenant Not to Challenge: Except pursuant to the Confidential Dispute Resolution Process as expressly set forth in the ADR Process Agreement, during the Standstill Period in the Field each Party and its Affiliates agrees not to initiate or pursue any Inter Partes Review, Inter Partes Reexam, Ex Parte Reexam proceedings or other legal proceedings challenging the validity of any of the Patents owned by the other Party or its Affiliates, unless such Patent is first asserted against such Party or its Affiliate or with respect to any of its or their products to the extent permitted hereunder.

7.4Confidential Dispute Resolution Process.  During the Standstill Period, the Parties and their Affiliates will be bound by the dispute resolution process set forth in the ADR Process Agreement (the “Confidential Dispute Resolution Process”) to address patent infringement claims raised by either Party or any of its Affiliates inside the Field or by Medtronic or any of its Affiliates outside the Field. Through the Confidential Dispute Resolution Process under the ADR Process Agreement, a Party or its Affiliate may provide notice of alleged Patent infringement to the other Party or its Affiliate and request that the other Party or its Affiliate take a royalty-bearing license at a rate to be determined by a neutral third party selected in accordance with the ADR Process Agreement (“Arbitrator”).  Damages will not accrue during the Standstill Period for Claims subject to the Standstills unless and until the first day of the first quarter following the time the Party or its Affiliate owning or controlling such Patent (“Licensor Party”) provides written notice of infringement and makes a demand for arbitration to the other Party and its Affiliates (“Licensee Party”) through the Confidential Dispute Resolution Process as set forth in the ADR Process Agreement.  Notwithstanding the decision of the Arbitrator, neither Party is required to

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accept or grant a license or royalty rate set by the Arbitrator and no claim, suit, litigation or other proceeding for Patent infringement shall be filed by the Licensor Party (or any assignee or transferee of the respective Patent) against the Licensee Party (or Suppliers or Customers with respect to products of the Licensee Party) for Claims subject to the Standstills until after the expiration of the applicable Standstill Period (subject to the carve out in Section 6.1 above).

7.5Litigation After Standstill Period.  For Claims subject to the Standstills, litigation can be pursued after the end of the applicable Standstill Period subject to the following:

(a)The Licensor Party (and any assignee or transferee of the Patent) may seek only reasonable royalty damages from the first day of the first quarter following the time the Licensor Party provides written notice of infringement and makes a demand for arbitration (as set forth in the ADR Process Agreement) to the Licensee Party during the Standstill Period pursuant to the Confidential Dispute Resolution Process and proceeds with the Confidential Dispute Resolution Process or the time of the filing of suit, whichever is earlier.

(b)The Licensor Party (and any assignee or transferee of the Patent) will not be entitled to any injunction, willfulness damages, lost profits, fees or other enhanced damages or penalties, except as set forth below.

(i)If the Licensor Party (or any assignee or transferee of the respective Patent) seeks past damages for infringement of a Patent based on the Licensee Party’s refusal to take a license determined by the Arbitrator pursuant to the Confidential Dispute Resolution Process during the Standstill Period and does not recover damages for infringement of such Patent at an effective rate that is higher than the royalty rate determined by the Arbitrator, then the Licensor Party will be required to pay the Licensee Party’s reasonable attorneys’ fees and costs relating to the litigation with respect to such past infringement.

(ii)If the Licensor Party obtains a final award of past damages against the Licensee Party for infringement of the respective Patent during the Standstill Period based on the Licensee Party’s refusal to take a license determined by the Arbitrator pursuant to the Confidential Dispute Resolution Process during the Standstill Period at an effective rate that is higher than the royalty rate determined by the Arbitrator, then the Licensee Party will be required to pay the Licensor Party’s reasonable attorneys’ fees and costs relating to the litigation with respect to such past infringement.

ARTICLE VIII – TRANSFER OF PATENTS

8.1Transfer of Patents.  Any Patents that are assigned or otherwise transferred by a Party or any of its Affiliates (including as part of a Divested Affiliate) must be transferred subject to the licenses, Standstills and other rights granted to the other Party and its Affiliates under this Agreement with respect to the Transferred Patents.  Each Party and its Affiliates shall require any assignee or transferee (including any Divested Affiliate) to make any subsequent assignment or transfer of Transferred Patents subject to the licenses, Standstills and other rights granted to the other Party and its Affiliates under this Agreement.

ARTICLE IX – AFFILIATES

9.1Divested Affiliates.  Divested Affiliates will remain subject to this Agreement with respect to (i) any Patents owned, controlled or licensable by the Divested Affiliate at any time while it was an Affiliate of a Party during the Term, and (ii) any divisionals, continuations, continuations-in-part

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and foreign counterparts of those Patents.  Any licenses, Standstills and other rights granted to a Divested Affiliate will terminate as of the Divestiture Date.

9.2Acquired Affiliates.  The licenses, Standstills and other rights granted to a Party will extend to an Acquired Affiliate as of the Acquisition Date; however, Claims against the Acquired Affiliate for past damages for Patent infringement by the Acquired Affiliate prior to the Acquisition Date will not be released and the Standstills will not preclude the other Party from asserting those Claims for past damages against the Acquired Affiliate without being subject to the Standstills or Confidential Dispute Resolution Process with respect to such Claims.

ARTICLE X – CHANGE OF CONTROL AND ASSIGNMENT

10.1Change of Control.  If a Third Party ******after the Effective Date, then ***For avoidance of doubt, the releases, licenses, Standstills and other rights granted to        ***will continue to apply to***.

10.2Assignment. Neither Party may assign this Agreement without consent of the other Party except in connection with a merger, consolidation, or sale of all or substantially all of the business or assets of NuVasive or Medtronic plc, subject to the limitations in Section 10.1 above with respect to a Change of Control.

ARTICLE XI – CONFIDENTIALITY

11.1Confidentiality.  Each Party agrees that it shall keep the terms of the Term Sheet, this Agreement, and all drafts and communications of each confidential. The terms of the Term Sheet and this Agreement may be disclosed to the Parties' respective senior management, attorneys, employees, accountants, auditors, senior lenders, and other professionals to the extent necessary for them to perform their duties to either Party, in each case who are subject to an obligation of confidentiality to such Party. The terms of the Term Sheet and this Agreement also may be disclosed as required by law or regulation or pursuant to legal process, provided, however, that a Party receiving such a request for disclosure shall provide notice of said request to the other Parties sufficient to allow such Parties to make formal objection to such disclosure and shall cooperate with such other Parties to obtain a protective order or other confidential treatment. The terms of the Term Sheet and this Agreement also may be disclosed to the extent necessary to comply with any other legal, accounting, or regulatory requirements. The Parties will confer in advance regarding any press release to be made in connection with the Term Sheet or this Agreement with the agreement that each Party’s press release, if any, will be neutral with regard to the outcome of the litigation and this Agreement (e.g., “The parties have negotiated a mutually agreeable settlement, the terms of which are confidential”).   However, each Party retains the right to make such press release as advised by its counsel to comply with its legal or regulatory requirements. In connection with an actual or proposed merger, acquisition, financing or other transaction, subject to reasonable written confidentiality measures, the terms of the Term Sheet and this Agreement may be disclosed to a potential counterparty (and, in the case of any sale,

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assignment or other transfer of any Patents subject to the licenses or Standstills, the transferring Party may disclose the terms applicable to the Transferred Patents to the potential transferee, subject to a written obligation of confidentiality to such Party).

ARTICLE XII – REPRESENTATIONS AND WARRANTIES

12.1Representations and Warranties.  Each of the Parties represents, warrants and covenants to the other Party that:

(a)such Party (and the person executing this Agreement on its behalf) has the full right, power and authority to enter into this Agreement and bind such Party and its Affiliates to the terms and obligations set forth herein;

(b)such Party has and will obtain, maintain, and exercise all rights necessary to grant to the other Party and its Affiliates all of the releases, licenses, Standstills and other rights described in this Agreement on behalf of itself and its Affiliates;

(c)such Party is the lawful and exclusive owner of all rights, title, and interest in and to the Patents-in-Suit of such Party and has not assigned or transferred any Claims against the other Party or its Affiliates with respect thereto;

(d)such Party and its Affiliates have not entered into and shall not enter into any agreement that would interfere with, prevent, or impair the full exercise of all rights granted to the other Party and its Affiliates in this Agreement; and

(e)all Entities that were Affiliates of such Party at any time on or after the Term Sheet Date and prior to the Effective Date remain Affiliates of such Party bound to this Agreement as of the Effective Date, and all Patents owned, controlled or licensable by such Party or any of its Affiliates at any time on or after the Term Sheet Date and prior to the Effective Date have not been assigned or transferred and remain subject to the releases, licenses, Standstills and other rights set forth in this Agreement as of the Effective Date.

12.2Disclaimer.  Neither Party or its Affiliates makes any representation or warranty of any kind, either express or implied, as to the validity of any Patent or assumes any obligation to file any Patent application, pursue any Patent, maintain any Patent in force or to seek reissue, re-examination or extension of any Patent.

12.3                          ***               .  Medtronic represents that,                *** ***it has notified         ******  A   copy of the notice has been delivered to***.

ARTICLE XIII - GENERAL

13.1Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California, notwithstanding any choice-of-law principle that might dictate a different governing law.  Any action to enforce this Agreement shall be in the U.S. Federal Court for the Southern District of California if jurisdiction exists in such court.

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13.2Notices.  All notices and requests which are required or permitted to be given in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or by United States Postal Service mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows, or to such other address as the Party to receive the notice or request provides in writing to the other Party:

To NuVasive:

James A. Garrett

Vice President, Associate General Counsel, LitigationNuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA 92121

jgarrett@nuvasive.com

With a copy to:

Paul D. Tripodi II

Wilson Sonsini Goodrich & Rosati

633 West Fifth Street

Suite 1550

Los Angeles, CA 90071

ptripodi@wsgr.com

To Medtronic:

Scot M. Elder

Vice President, Chief Counsel

Restorative Therapies Group (RTG)

Medtronic

6743 Southpoint Drive North

Jacksonville, Florida 32216

scot.m.elder@medtronic.com

With a copy to:

Luke L. Dauchot, P.C.

KIRKLAND & ELLIS LLP

300 North LaSalle, Chicago, IL 60654

luke.dauchot@kirkland.com

13.3Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the Party making the waiver. No waiver of any provision shall be binding unless executed in writing by the Party making the waiver.

13.4Further Actions.  The Parties agree to execute any further documentation and take such further actions which may be required in order to effect the provisions of this Agreement, including dismissal with prejudice of the Litigation.

13.5Costs.  Each Party will bear its own costs and attorneys' fees relating to the Litigation, PTO Proceedings and negotiation of the Term Sheet and this Agreement.

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13.6Defense to Infringement Claims.  This Agreement may be offered in evidence and pleaded as an affirmative defense to any Claims that may be instituted, prosecuted, or attempted that a Party or any of its Affiliates, or any of its or their Products, infringes any Patent that is subject to any of the releases, licenses, Standstills or other rights under this Agreement.  Any filing of this Agreement in such a proceeding shall be done under seal.

13.7No Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and their Affiliates.  No other person or Entity shall be entitled to rely on this Agreement or to anticipate the benefits of this Agreement or otherwise assert any claims or be entitled to any rights as a third Party beneficiary hereof, and no other person or Entity may bring any action under this Agreement or seek or obtain any damages for breach of this Agreement.  Notwithstanding the foregoing, this Section does not restrict any Suppliers or Customers of a Party or its Affiliates from asserting and interposing this Agreement in a Patent infringement action as a defense to a claim of infringement of any Patents subject to the releases, licenses, Standstills and other rights under this Agreement.

13.8Remedies.  The Parties acknowledge and agree that: (i) any breach of this Agreement may result in immediate and irreparable injury for which there may be no adequate remedy available at law; and (ii) in addition to any other remedies available, specific performance and injunctive relief may be appropriate remedies to compel performance of this Agreement.

13.9No Admissions.  Nothing in this Agreement shall constitute an admission, warranty or representation of any fact or patent infringement, validity or enforceability by a Party or any of its Affiliates with respect to any Patent of the other Party or any of its Affiliates, but, rather, this Agreement is merely the resolution of differences or disputes with respect to Patents that exist or may exist between them.  Neither this Agreement nor any release or other terms contained within it may be construed or used as an admission of any issues, facts, wrongdoing, liability, or violation of law whatsoever.

13.10Bankruptcy.  Each Party acknowledges that all rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code.  Each Party acknowledges that if such Party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code.  Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

13.11Entire Agreement.  This Agreement, together with the ADR Process Agreement, constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all prior and contemporaneous written or oral agreements or communications as to such subject matter, including the Term Sheet.  Notwithstanding the foregoing, the rights and licenses granted to NuVasive under the Settlement and License Agreement between NuVasive and Medtronic dated April 25, 2013 shall remain in effect in addition to this Agreement; however, this Agreement will take precedence with respect to any conflict as to the subject matter hereof. This Agreement shall not be modified except by a written agreement dated after the Effective Date and signed on behalf of NuVasive and Medtronic by their respective authorized representatives.

CONFIDENTIAL

13.12Construction.  Each Party agrees that in any dispute regarding the interpretation or construction of this Agreement, no statutory, common law or other presumption shall operate in favor of or against any Party to this Agreement by virtue of its role in drafting or not drafting its terms and conditions. If any provision of this Agreement is held to be illegal, invalid or unenforceable or otherwise in conflict with law, the remaining provisions shall remain in full force and effect. If any provision of this Agreement is deemed illegal, invalid or unenforceable or otherwise in conflict with law, it shall be modified to the extent necessary to make it legal, valid or enforceable or otherwise in accordance with law while effectuating the same or similar intent of the Parties.  As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

13.13Counterparts.  This Agreement may be executed in counterparts by the Parties and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Execution of this Agreement may be accomplished by signing this Agreement and transmitting the signature page to the above identified principal and its outside counsel for each Party by electronic mail with receipt of delivery and opening requested. Such receipts shall be produced to a Party on request of another Party.

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CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

MEDTRONIC:	NUVASIVE:
Medtronic plc	NuVasive, Inc.
By: /s/ Brad Lerman	By: /s/ James A. Garrett
Name: Brad Lerman	Name: James A. Garrett
Title: Senior V.P., General Counsel & Corporate Secretary	Title: VP, Assoc. Gen. Counsel

Medtronic Inc.

By: /s/ Linda Harty

Name:   Linda Harty

Title:   Director

Medtronic Sofamor Danek USA, Inc.

By: /s/ Linda Harty

Name:   Linda Harty

Title:   Director

Warsaw Orthopedic, Inc.

By: /s/ Linda Harty

Name:   Linda Harty

Title:   Director

Medtronic Puerto Rico Operations Co.

By: /s/ Linda Harty

Name:   Linda Harty

Title:   Director

Medtronic Sofamor Danek Deggendorf, GmbH

By: /s/ Dr. Hans Joaqim Frueh

Name: Dr. Hans Joaqim Frueh

Title: Sr. Eng. Manager / Proc.

CONFIDENTIAL

EXHIBIT A

LITIGATION AND PTO PROCEEDINGS

A-1.  Litigation

Medtronic Sofamor Danek USA, Inc. v. NuVasive, Inc., No. 3:08-cv-01512-CAB-MDD (S.D. Cal.)

Warsaw Orthopedic, Inc. v. NuVasive, Inc., No. 13-1576 (Fed. Cir.)

Warsaw Orthopedic, Inc. v. NuVasive, Inc., No. 3:12-cv-02738-CAB-MDD (S.D. Cal.)

A-2.  PTO Proceedings

NuVasive, Inc. v. Warsaw Orthopedic, Inc., IPR2013-00206 (PTAB)

NuVasive, Inc. v. Warsaw Orthopedic, Inc., IPR2013-00208 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2013-00506 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2013-00507 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2013-00508 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00034 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00073 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00074 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00075 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00081 (PTAB)

Medtronic, Inc. v. NuVasive, Inc., IPR2014-00087 (PTAB)

NuVasive, Inc. v. Warsaw Orthopedic, Inc., No. 15-1049 (Fed. Cir.)

Warsaw Orthopedic, Inc. v. NuVasive, Inc., No. 15-1050 (Fed. Cir.)

Warsaw Orthopedic, Inc. v. NuVasive, Inc., No. 15-1058 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1670 (Fed. Cir.)

Nuvasive, Inc. v. Medtronic, Inc., No. 15-1672 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1673 (Fed. Cir.)

Nuvasive, Inc. v. Medtronic, Inc., No. 15-1674 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1712 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1838 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1839 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1840 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1841 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1842 (Fed. Cir.)

NuVasive, Inc. v. Medtronic, Inc., No. 15-1843 (Fed. Cir.)

Ex Parte Reexamination of 5,860,973, Application No. 90/013,464 (PTAB)

Ex Parte Reexamination of 7,470,236, Application No. 90/013,605 (PTAB)

CONFIDENTIAL

EXHIBIT B

PATENTS-IN-SUIT

B-1.  Medtronic Patents-In-Suit

5,676,146

5,772,661

5,860,973

6,235,028

6,530,929

6,945,933

7,008,422

8,021,430

8,251,997

8,444,696

B-2.  NuVasive Patents-In-Suit

7,207,949

7,470,236

7,582,058

8,000,782

8,005,535

8,016,767

8,187,334

8,192,356

8,361,156

D652,922

D666,294

CONFIDENTIAL

EXHIBIT C

EXCLUDED NUVASIVE *** PATENTS

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CONFIDENTIAL

EXHIBIT D

WIRE INSTRUCTIONS

Medtronic, Inc.

Bank Name: ***

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